Exhibit 10.40

POOLING AGREEMENT

          THIS POOLING AGREEMENT is made and dated effective (the "Effective Date") as of the 26th. day of October, 2005 and is a collateral agreement and attached as a document to the Assignment Agreement, dated October 26th., 2005 (the "Loan Agreement").

AMONG:

TRI-AGE HOLDINGS INC.

(hereinafter referred to as the “Pooled Shareholder”);

OF THE FIRST PART

AND:

PURE PLAY MEDIA HOLDINGS, INC.

(hereinafter referred to as “PPMH”);

OF THE SECOND PART

AND:

{POOLING TRUSTEE}, having an address for delivery
located at
                                        , or such other pooling trustee as is
appointed hereunder

(the “Pooling Trustee”);

OF THE THIRD PART

(the Pooled Shareholder, PPMH and the Pooling Trustee
being hereinafter singularly also referred to as a “Party”
and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.                PPMH is a non-reporting company incorporated under the laws of the State of Nevada, U.S.A.;

B.                The Pooling Trustee is {PPMH’s registrar and transfer agent for its common shares in the United States};

C.                PPMH and the Pooled Shareholder herein agree to use their reasonable commercial efforts to initiate, complete and enter into a formal pooling agreement whereby the Pooled Shareholder will pool all of its respective Pooled Shares on a reasonably equitable basis (collectively, the “Pool”); a complete listing of the Pooled Shareholder and its Pooled Shares in and to PPMH being set forth in Schedule “A” which is attached hereto and which forms a material part of this agreement (the “Agreement”); and

D.                The Parties hereto have agreed to enter into this Agreement which necessarily clarifies their respective duties and obligations with respect to the within Pool and the Pooled Shares all in accordance with the terms and conditions of this Agreement;

                    NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS AND INTERPRETATION

1.1               Definitions.   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)      “Agreement” means this Pooling Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)      “Attorney” has the meaning ascribed to it in section “5.3” hereinbelow;

(c)      “Arbitration Act” means the Arbitration Act (Ontario), S.O. 1991, as amended, as set forth in Article “7” hereinbelow;

(d)      “Board of Directors” means the Board of Directors of PPMH as duly constituted from time to time;

(e)      “business day” means any day during which Canadian Chartered Banks are open for business in the City of Toronto, Province of Ontario;

(f)       “Effective Date” has the meaning ascribed to it on the front page of this Agreement;

(g)      “First Release Date” has the meaning ascribed to it in section “2.2” hereinbelow;

(h)      “Parties” or “Party” means, individually and collectively, PPMH, the Pooling Trustee and/or the Pooled Shareholder hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(i)       “Pool” has the meaning ascribed to it in recital “D.” hereinabove;

(j)       “Pool Committee” has the meaning ascribed to it in section “2.3” hereinbelow;

(k)      “Pooled Share Documents” has the meaning ascribed to it in section “3.2” hereinbelow;

(l)       “Pooled Shareholder” has the meanings ascribed to it in recital “C.” hereinabove; the particulars of which are set forth in Schedule “A” which is attached hereto;

(m)     “Pooled Share” and “Pooled Shares” have the meanings ascribed to them in recital “C.” hereinabove; the particulars of which are set forth in Schedule “A” which is attached hereto;

(n)      “Pool Term” has the meaning ascribed to it in section “2.2” hereinbelow;

(o)      “Pooling Trustee” means {Pooling Trustee}, or any successor company, however formed, whether as a result of merger, amalgamation or other action; together with any successor trustee to the Pooling Trustee under this Agreement;

(p)      “Power of Attorney” has the meaning ascribed to it in section “5.3” hereinbelow;

(q)      “PPMH” means Pure Play Media Holdings, Inc., a company incorporated under the laws of the State of Nevada, USA, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(r)      “Regulatory Authorities” and “Regulatory Authority” means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either PPMH, the Pooling Trustee and/or the Pooled Shareholder and including, without limitation, and where applicable, the Ontario Securities Commission, the United States Securities and Exchange Commission, NASDAQ and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(s)      “Release Condition” has the meaning ascribed to it in section “2.2” hereinbelow; and

1.2               Interpretation.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)      the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)      any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)      words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.3               Schedule.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

                           Schedule                                                           Description

                         Schedule “A”:                                  Pooled Shareholder and Pooled Shares.

Article 2
POOLED SHARES AND TERMS OF THE POOL

2.1                Pooled Shares to be held in Pool.   During the continuance of this Agreement the Pooled Shareholder hereby agrees that its respective Pooled Shares as set forth in Schedule “A” which is attached hereto shall issue into the possession of the Pooling Trustee which shall hold the same in trust under the terms of this Pool for the benefit of the Pooled Shareholder as listed in Schedule “A” and, in addition, that the Pooled Shares shall be held pursuant to this Pool and may only be released in accordance with the terms and conditions of this Agreement.

2.2                Pool and Pool Term.   During the continuance of this Agreement the Pooled Shareholder hereby agrees that the Pooled Shares shall not be traded, shall remain subject to Pool during any legally required hold period(s) and become available for trading and may be released and sold only in the following manner and at the following times (the full extent of such time being hereinafter referred to as the “Pool Term”):

(a)      an initial ten percent (10%) of the Pooled Shares shall be released to the Pooled Shareholder on the date which is one calendar year from the Effective Date of this Agreement (the “First Release Date”) in accordance with each Pooled Shareholder’s respective shareholdings; and

(b)      the lesser of:

i)          a further ten percent (10%) of the Pooled Shares; or
ii)         a further one percent (1%) of the average trading volume of PPMH’s shares over the four weeks prior to the end of each quarter period of PPMH’s fiscal year shall be released to the Pooled Shareholder in each quarter period of PPMH’s fiscal year.

2.3               Pool Committee.   During the Pool Term a Pool committee (the “Pool Committee”) may be established by the Board of Directors of PPMH, in its sole and absolute discretion, and be comprised of not less than two independent and non-Pooled Shareholder directors and/or officers of PPMH.  The Pool Committee shall have any one or more of the following powers and procedures as may determined by the Board of Directors, from time to time, in its sole and absolute discretion:

(a)      the Pool Committee shall always be comprised of not less than two independent and non-Pooled Shareholder directors and/or officers of PPMH;

(b)      the Pool Committee may have the full power, in its sole and absolute discretion, to direct the Pooling Trustee in all matters and to make determinations regarding issues of the Pool, and the Pooling Trustee shall accept all Pool Committee instructions; which instructions shall always be unanimous and signed by all Pool Committee members.  However, and subject to paragraph “(c)” immediately hereinbelow, Pool Committee members may not effect any amendment to this Agreement without the prior approval of the Pooled Shareholder received in accordance with section “2.6” hereinbelow;

(c)      notwithstanding section “2.6” hereinbelow, the Pool Committee may have the full power to determine, in its sole and absolute discretion, to accelerate any release of Pooled Shares if in its judgment the development of PPMH is such that such release is justified, subject to the Pooled Shareholder hereto not objecting within ten calendar days of notice by the Pool Committee of such intention, and the Pool Committee may, and shall, if requested by the Board of Directors of PPMH, have the full power to determine, in its sole and absolute discretion, to delay any release of Pooled Shares for up to one calendar year if such would be required for the economic necessities of PPMH or if such is requested by a financier of PPMH as a condition of providing material financing to PPMH, subject again to the Pooled Shareholder hereto not objecting within ten calendar days of notice by the Pool Committee of such intention; and each of the above determinations by the Pool Committee shall not be deemed to be amendments to the terms and conditions of this Agreement for the purposes of section “2.6” hereinbelow; and

(d)      any matters of uncertainty of the Pool Committee’s powers or conducts shall be determined by arbitration in accordance with Article “7” hereinbelow.

2.3               Voluntary Pool.   The Pooled Shareholder hereby acknowledges that none of the Pooled Shares of PPMH to be delivered to the Pooling Trustee pursuant to section “2.1” hereinabove are being delivered to the Pooling Trustee in response to any terms imposed by any Regulatory Authority having jurisdiction over the affairs of either PPMH or the Pooled Shareholder and that this Agreement has been entered into on a strictly voluntary basis as set forth hereinabove.

2.4               Receipt for Pooled Shares.   The Pooled Shareholder shall be entitled to a letter or receipt from the Pooling Trustee stating the number of Pooled Shares represented by certificates held for the Pooled Shareholder by the Pooling Trustee subject to the terms of this Agreement; but such letter or receipt shall not be assignable.

2.5               No dealing in the Pooled Shares.   Except with the prior written consent of the Parties hereto, the Pooled Shareholder shall not sell, deal in, assign, hypothecate, pledge or transfer in any manner whatsoever or agree to sell, deal in, assign, hypothecate, pledge or transfer in any manner whatsoever any of the said Pooled Shares or beneficial ownership of or any interest in them, other than as set forth under the terms of the Loan Agreement; and the Pooling Trustee shall not accept or acknowledge any transfer, assignment, hypothecation, pledge, declaration of trust or any other document evidencing a change in legal or beneficial ownership of any interest in the Pooled Shares except as may be required by reason of the dissolution or bankruptcy of the Pooled Shareholder, subject to this Agreement for whatsoever person or persons, firm or corporation who may thus become legally entitled thereto.  Notwithstanding the foregoing, however, the Pool Committee may permit a transfer for family planning or tax planning purposes so long as the recipient of any Pooled Shares accepts and agrees to be bound by the terms and conditions of this Agreement.

2.6               Binding effect and amendments to the Agreement.   The Pooled Shareholder hereby acknowledges that this Pool has been entered into as a term of the Loan Agreement and, accordingly, that this Agreement is binding for all purposes in consideration of such and that the terms hereof may not be changed without the prior written consent of the Pooled Shareholder.

Article 3
APPOINTMENT AND INDEMNITY OF POOLING TRUSTEE

3.1               Appointment of Pooling Trustee.   The Parties hereto hereby acknowledge and appoint {Pooling Trustee}, of                                                                                          , {registrar and transfer agent for PPMH}, as Pooling Trustee herein, or such other Pooling Trustee as may be mutually determined by the Parties hereto prior to the Effective Date of this Agreement.

3.2               Pooling Share Documents.   During the continuance of this Agreement the Pooled Shareholder hereby agrees that it will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles “2” hereinabove (herein, collectively, the “Pooled Share Documents”) and deposit the same with the Pooling Trustee, or with such other mutually agreeable Pooling Trustee, together with a copy of this Agreement, there to be held in trust for release by the Pooling Trustee to the Parties in accordance with the strict terms and provisions of Article “2” hereinabove.

3.3               Resignation of Pooling Trustee.   The Pooling Trustee may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days’ written notice in advance.  Upon receipt of notice of the Pooling Trustee’s intention to resign, the Parties shall, within three calendar days, select a replacement Pooling Trustee and jointly advise the Pooling Trustee in writing to deliver the Pooled Share Documents to the replacement Pooling Trustee.  If the Parties fail to agree on a replacement Pooling Trustee within three calendar days of such notice, the replacement Pooling Trustee shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto.  The Pooling Trustee shall continue to be bound by this Agreement until the replacement Pooling Trustee has been selected and the Pooling Trustee receives and complies with the joint instructions of the Parties to deliver the Pooled Share Documents to the replacement Pooling Trustee.  The Parties agree to enter into a pooling agreement substantially in the same form of this Agreement with the replacement Pooling Trustee.

3.4               Instructions to Pooling Trustee.   Instructions given to the Pooling Trustee pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

3.5               No other duties or obligations.   The Pooling Trustee shall have no duties or obligations other than those specifically set forth in this Agreement.

3.6               No obligation to take legal action.   The Pooling Trustee shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Pooling Trustee may require in its sole and absolute discretion.

3.7               Not bound to any other agreements.   The Pooling Trustee is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Pooled Share Documents as herein directed.

3.8               Notice.   The Pooling Trustee shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth.  The Pooling Trustee shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

3.9               Indemnity.   The Parties hereto, jointly and severally, covenant and agree to indemnify the Pooling Trustee and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

3.10             Not required to take any action.   In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the Pooled Share Documents, or in the event that the Pooling Trustee should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act, and it shall be entitled to continue so to refrain from acting until:

(a)      the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)      all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and it shall have been notified thereof in writing signed by all such persons.

3.11             Compensation of Pooling Trustee.   PPMH shall pay the Pooling Trustee for the above-mentioned services and for all services rendered hereinabove and beyond those basic services required to fulfill its obligations hereunder in accordance with the Pooling Trustee’s existing tariff of fees, which tariff is subject to revision from time to time on 30 calendar days’ written notice, during the term of this Agreement, and shall reimburse the Pooling Trustee for all costs and expenses including expert consultant and legal fees and disbursements incurred for the carrying out of its duties hereunder.  Any specific costs imposed by the Pooled Shareholder shall be paid by the Pooled Shareholder or may be recovered by PPMH and the Pooling Trustee from the Pooled Shareholder or its Share Account if PPMH is required to bear costs or suffers loss by the acts of the Pooled Shareholder.

Article 4
INDEMNIFICATION AND LEGAL PROCEEDINGS

4.1               Indemnification.   The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

4.2               No indemnification.   This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

4.3               Claim of indemnification.   The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

4.4               Notice of claim.   In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

4.5               Settlement.   No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

4.6               Legal proceedings.   Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)      such counsel has been authorized by the relevant Party;

(b)      the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)      the named parties to any such action include any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)      there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

4.7               Contribution.   If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant.  Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 5
ASSIGNMENT, POWER OF ATTORNEY AND VARIATIONS

5.1              Assignment.   Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of the other Party hereto; provided that either Party hereto may at anytime, and in its sole discretion and without the prior approval of the other Party hereto, assign and transfer its respective interest herein to any wholly owned subsidiary; subject at all times to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such interest must be immediately transferred back to such Party hereto; and provided further that any transfer of all or any part of a Party’s respective interest herein to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

5.2               Power of Attorney on behalf of the Pooled Shareholders.   In order to better provide for the administration and completion of each of the transactions which are contemplated by the terms and conditions of this Agreement, the Pooled Shareholder does hereby make, constitute and appoint such independent and non-Pooled Shareholder director and/or officer of PPMH as the Board of Directors of PPMH may determine, in its sole and absolute discretion, from time to time (the “Attorney”), or such other present or future director or officer of PPMH as the Board of Directors of PPMH may appoint in writing, and in its sole and absolute discretion, in the Attorney’s time(s) of absence, as the Pooled Shareholder’s true and lawful Attorney for the Pooled Shareholder and in the Pooled Shareholder’s name, place and stead and for the sole purpose and power of specifically doing all acts and executing all deeds, resolutions, documents, matters and things and including, without limitation, any agreement supplemental thereto, which may be necessary to be done in the Pooled Shareholder’s place and stead and in order to complete all of transactions on the Pooled Shareholder’s behalf which may be required under the terms and conditions of this Agreement (the “Power of Attorney”).  In this regard the within Power of Attorney for the Pooled Shareholder shall be effective from the Effective Date of this Agreement and shall continue in full force and effect until the end of the Pool Term.

5.3               Corrections to be made by Attorney.   Without in any manner whatsoever limiting the Power of Attorney granted to the Attorney by the Pooled Shareholder as set forth immediately hereinabove, the Pooled Shareholder hereby also specifically authorizes the Attorney to correct any errors in and to complete any information missing from this Agreement, together with any and all other documents, resolutions and instruments as may be necessary, in the opinion of Attorney, acting reasonably, to complete all of the transactions contemplated by terms and conditions of this Agreement.

5.4               Variation in the terms of this Agreement upon review.   It is hereby acknowledged and agreed by the Parties hereto that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective regulatory approval, if required, to any of the terms and conditions of this Agreement, any such reasonable variation or variation will be deemed to be accepted by the Parties hereto and form part of the terms and conditions of this Agreement.

Article 6
FORCE MAJEURE

6.1               Events.   If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

6.2               Notice.   A Party shall within three calendar days give notice to the other Party of each event of force majeure under section “6.1” hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 7
ARBITRATION

7.1               Matters for Arbitration.   Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.  This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

7.2               Notice.   It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days’ prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute.  On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section “7.3” hereinbelow.

7.3               Appointments.   The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for.  If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Act.  Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act.  The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section.  After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties.  The expense of the arbitration shall be paid as specified in the award.

7.4               Award.   The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 8
GENERAL PROVISIONS

8.1               Entire Agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

8.2               Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.  Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

8.3               Time of the essence.   Time will be of the essence of this Agreement.

8.4               Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

8.5               Further assurances.   The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

8.6               Representation and costs.   It is hereby acknowledged by each of the Parties hereto that Devlin Jensen, Barristers and Solicitors, acts solely for PPMH, and, correspondingly, that the Pooled Shareholder and the Pooling Trustee have been required by PPMH to obtain independent legal advice with respect to their respective reviews and execution of this Agreement.  In addition, it is hereby further acknowledged and agreed by the Parties hereto that Devlin Jensen, Barristers and Solicitors, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to PPMH and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of PPMH for certain of such persons to act in a similar capacity while acting for PPMH as counsel.  Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Devlin Jensen, Barristers and Solicitors, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Devlin Jensen, Barristers and Solicitors, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation.  Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen, Barristers and Solicitors, shall be at the cost of PPMH.

8.7               Applicable law.   The situs of this Agreement is Toronto, Ontario, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of Ontario, Canada, and the federal laws of Canada applicable therein.

8.8               Severability and construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

8.9               Captions.   The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

8.10             Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

8.11             No partnership or agency.   The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

8.12             Consents and waivers.   No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)      be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)      be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)      constitute a general waiver under this Agreement; or

(d)      eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

          IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.

The COMMON SEAL of                                )
PURE PLAY MEDIA HOLDINGS, INC.,  )
the Company herein,                                         )
                                                                        )                                   (C/S)
                                                                        )
/s/ Richard Arnold                                            )
Authorized Signatory                                        )

The COMMON SEAL of                                )
{POOLING TRUSTEE},                              )
the Pooling Trustee herein,                                )
                                                                        )                                   (C/S)
                                                                        )
                                                                        )
Authorized Signatory                                        )

The COMMON SEAL of                                )           No. of Pooled Shares:  200,000
TRI-AGE HOLDINGS INC.                        )
a Pooled Shareholder herein,                            )
                                                                        )                                   (C/S)
                                                                        )
/s/ Souren Agemian Jr.                                      )
Authorized Signatory                                        )

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Schedule A

          This is Schedule “A” to that certain Pooling Agreement respecting the Pooled Shareholder of PPMH, PPMH and the Pooling Trustee.

Pooled Shareholders and Pooled Shares

Registered Name and Address of Pooled Shareholder	Number of Pooled Shares originally held in Pool	Purchase Price Per Pooled Share
Tri-Age Holdings Inc. Suite 4, Temple Building Prince William & Main St. Charlestown, Nevis, W.I.	200,000 Pooled Shares	US$1.50

__________